EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report") by China Display Technologies, Inc. (the "Registrant"), I, Lawrence Kwok-Yan Chan , Chief Executive Officer of the Registrant and I, Chi-wai Tse, Chief Financial Officer of the Registrant,, hereby certify that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Registrant.

/s/ Lawrence Kwok-Yan Chan
Lawrence Kwok-Yan Chan
Chief Executive Officer

/s/ Chi-wai Tse
Chi-wai Tse
Chief Financial Officer

Dated: November 19, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.